Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dynex Capital, Inc.
Glen Allen, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-222354) and Form S-8 (Nos. 333-159427, 333-198796, and 333-224967) of our reports dated February 27, 2019, relating to the consolidated financial statements, and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
Richmond, Virginia
February 27, 2019